As filed with the Securities and Exchange Commission on December 20, 1996.

                                 File No.

                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                  FORM S-8
                     REGISTRATION STATEMENT UNDER THE
                          SECURITIES ACT OF 1933

                     SYNCOR INTERNATIONAL CORPORATION
           (Exact name of registrant as specified in its charter)

          Delaware                                    85-0229124
(State of Incorporation)                 (I.R.S. Employer Identification No.)

                           20001 Prairie Street
                     Chatsworth, California 91311-2185
                 (Address of principal executive offices)

                      SYNCOR INTERNATIONAL CORPORATION
                 EMPLOYEES' SAVINGS AND STOCK OWNERSHIP PLAN
                            (Full Title of Plan)

                          Haig S. Bagerdjian, Esq.
                            20001 Prairie Street
                     Chatsworth, California 91311-2185
                               (818) 717-4549
          (Name, address and telephone number of agent for service)

               Approximate Date of Proposed Sale to Employees:
  As soon as practicable after effective date of this Registration Statement

                       CALCULATION OF REGISTRATION FEE
____________________________________________________________________________________________
Title of securities    Amount to be    Proposed max.     Proposed max.         Amount of
to be registered       registered      offering price    aggregate offering    registration
                                       per share (1)     price                 fee
____________________________________________________________________________________________
Common Stock,          500,000 shares  $10.69            $5,345,000.00         $1,619.70
par value $.05
per share
____________________________________________________________________________________________

(1) Pursuant to Rule 457(c) of the Securities Act of 1933, as amended, the proposed maximum offering price per share has been calculated based on the average of the high and low price per share of the Company's common stock on December 17, 1996, as reported in the NASDAQ National Market.

         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

                                     PART II

Item 3.           INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
______

         The following documents filed with the Commission are incorporated in this registration statement by reference:

         (a)      The Annual Report on Form l0-K filed by Syncor
                  International Corporation (the "Company") for the fiscal year ended December 31, 1995;

         (b) The Quarterly Report on Form 10-Q filed by the Company for the quarter ended March 31, 1996;

         (c) The Quarterly Report on Form 10-Q filed by the Company for the quarter ended June 30, 1996;

         (d) The Quarterly Report on Form 10-Q filed by the Company for the quarter ended September 30, 1996;

         (e)      The Report on Form 8-K filed by the Company, dated July
                  3, 1996;

         (f) The Annual Financial Report on Form 11-K filed by the Syncor International Corporation Employees' Savings and Stock Ownership Plan (the "Plan") for the fiscal year ended December 31, 1995; and

         (g) The description of the Company's common stock as set forth in the Registration Statement filed by the Company under Section 12 of the Securities Exchange Act of 1934, including all amendments to such description as set forth in all amendments filed to such Registration Statement or in any periodic report filed with the Commission pursuant to the provisions of such Act.

         All documents subsequently filed by the Company and the Plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 4.           DESCRIPTION OF SECURITIES
______

                  Not applicable.

Item 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL
______

                  Not applicable.


Item 6.           INDEMNIFICATION OF OFFICERS AND DIRECTORS
______

         Article VI of the By-Laws of the Company provides for the indemnification of each officer and director of the Company, to the fullest extent permitted by law, against all liability and loss, expenses, judgments, fines and settlement amounts actually and reasonably incurred by such person in connection with any action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), by reason of the fact that such person, or a person for whom such person is the legal representative, is or was a director or officer of the Company or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, nonprofit entity or other enterprise, including service with respect to employee
benefit plan.   The Company, however, shall be required to indemnify
a person in connection with a proceeding initiated by such person only if the proceeding was authorized by the Board of Directors of the Company. The Company also has entered into Indemnity Agreements with the officers and directors of the Company pursuant to which an officer or director is entitled to indemnification if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful.

         Article 10 of the Company's Restated Certificate of Incorporation states that a director shall have no personal liability to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, except in the case of: (a) any breach of the director's duty of loyalty to the Company or its shareholders; (b) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation; (c) unlawful payment of dividends or unlawful stock purchase or redemption pursuant to Section 174 of Delaware's
General Corporation Law; or (d) any transaction from which the director derived an improper personal benefit.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Item 7.           EXEMPTION FROM REGISTRATION CLAIMED
______

                  Not applicable.

Item 8.           EXHIBITS
______

         4.1      Stock Certificate of Common Stock of the Company filed as
                  Exhibit 4.1 to the August 26, 1986 Form 10-K and incorporated herein by reference

         4.2 Rights Agreement dated as of November 8, 1989 between the Company and American Stock Transfer & Trust Company filed as Exhibit 2.1 to the Registration Statement on Form 8-A dated November 3, 1989 and incorporated herein by reference

         5        Opinion re Legality

         23       Consent of KPMG Peat Marwick LLP

         24 Power of Attorney (contained in the Section prior to the Signature Page filed with this registration statement.

Item 9.           UNDERTAKINGS
______

         (a)      The Company hereby undertakes:

                  (l) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The Company hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                              POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below under the caption designated "SIGNATURES", constitutes and appoints Monty Fu and Robert G. Funari, his true and lawful attorneys-in-fact and agents, each acting alone, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone or his substitute or resubstitutes, may lawfully do or cause to be done by virtue hereof.


                               SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth and State of California on December 20, 1996.

                           SYNCOR INTERNATIONAL CORPORATION



                              /s/ Haig S. Bagerdjian
                           By ______________________________
                              Senior Vice President, Secretary
                              and General Counsel

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE                   TITLE                             DATE
_________                   _____                             ____


/s/ Monty Fu
__________________________
Monty Fu                    Chairman of the Board             December 20, 1996
                            and Director


Robert G. Funari
__________________________
Robert G. Funari            President, Chief Executive        December 20, 1996
                            Officer (Principal Executive
                            Officer) and Director


/s/ Michael E. Mikity
__________________________
Michael E. Mikity           Senior Vice President, Chief      December 20, 1996
                            Financial Officer and Treasurer
                            (Principal Financial-Accounting
                            Officer)


Haig S. Bagerdjian
__________________________
Haig S. Bagerdjian          Senior Vice President             December 20, 1996
                            and Secretary



__________________________
George S. Oki               Director                          December __, 1996



__________________________
Arnold E. Spangler          Director                          December __, 1996



/s/ Steven B. Gerber
__________________________
Steven B. Gerber, M.D.      Director                          December 20, 1996



__________________________
Henry N. Wagner, Jr., M.D.  Director                          December __, 1996



/s/ Gail R. Wilensky
__________________________
Gail R. Wilensky, Ph.D.     Director                         December 20, 1996

         THE PLAN. Pursuant to the requirements of the Securities Act of 1933, the administrators of the Plan have duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Chatsworth, State of California, on December 20, 1996.

                                   SYNCOR INTERNATIONAL CORPORATION
                                   EMPLOYEES' SAVINGS AND STOCK
                                   OWNERSHIP PLAN


                                       /s/ Sheila H. Coop
                                   By: __________________________________
                                       Sheila H. Coop
                                       Chairman, Administrative Committee

                               INDEX OF EXHIBITS

Exhibit No.                                                           Page No.

     4.1 Stock Certificate of Common Stock of the Company filed as Exhibit 4.1 to the August 26, 1986
                  Form 10-K and incorporated herein by reference

     4.2 Rights Agreement dated as of November 8, 1989 between the Company and American Stock Transfer & Trust Company filed as Exhibit 2.1 to the Registration Statement on Form 8-A dated November 3, 1989 and incorporated herein by reference.

     5            Opinion re Legality                                       9

     23           Consent of KPMG Peat Marwick LLP                         10

     24 Power of Attorney (contained in section prior to the Signature Page filed with this registration statement)


                                  EXHIBIT 5
                                  _________

                       SYNCOR INTERNATIONAL CORPORATION


December 20, 1996

Syncor International Corporation
20001 Prairie Street
Chatsworth, CA 91311

Re:      Syncor International Corporation
         Registration Statement on Form S-8
         __________________________________

Gentlemen:

I have been requested to render this opinion in connection with the Registration Statement on Form S-8 (the "Registration Statement") of Syncor International Corporation, a Delaware corporation (the "Corporation"), filed with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933, as amended, of 500,000 shares of Common Stock, $0.05 par value (the "Common Stock"), of the Corporation contributed by the Corporation to its Employees' Savings and Stock Ownership Plan.

As counsel to the Corporation, I have reviewed the Registration Statement and the Exhibits thereto, the Certificate of Incorporation and Bylaws of the Corporation, as amended to date, and the minutes of the proceedings of the Corporation's Board of Directors, and have also examined such other records, documents, instruments and certificates of certain officers of the Corporation, made such inquiries of officers of the Corporation, and considered such questions of law as I have deemed necessary for the purpose of rendering the opinions set forth herein.

In my examination, I have assumed the genuineness of all signatures and the authenticity of all documents submitted to me as originals, the conformity to original documents of all documents submitted to me as certified or photostatic copies, and the authenticity of the originals of such latter documents.

Based upon and subject to the foregoing and in reliance thereon, it is my opinion that the Common Stock has been duly authorized for issuance and will, when sold, be legally issued, fully paid and nonassessable.

This opinion is being furnished to you solely in connection with the Registration Statement. I hereby consent to the filing of this opinion, or any copies thereof, as an Exhibit to the Registration
Statement.

Very truly yours,


/s/ Haig S. Bagerdjian
______________________
Haig S. Bagerdjian
Senior Vice President, Secretary and General Counsel

                                  EXHIBIT 23
                                  __________

                         INDEPENDENT AUDITORS' CONSENT




The Board of Directors
Syncor International Corporation


We consent to the use of our report dated March 8, 1996 incorporated herein by reference in the Registration Statement on Form S-8 of Syncor International Corporation, relating to the consolidated balance sheets of Syncor International Corporation and subsidiaries as of December 31, 1995 and 1994, and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the two-year period ended December 31, 1995, the seven-month period ended December 31, 1993, and the year ended May 31, 1993, and the related schedule. Our report refers to a change in the method of accounting for income taxes.



                                      /s/ KPMG Peat Marwick LLP
                                      __________________________
                                      KPMG PEAT MARWICK LLP




Los Angeles, California
December 20, 1996